Exhibit 99.1

Simplicity Esports and Gaming Company Closes Acquisition of PLAYlive Nation, Inc.

Boca Raton, Florida, July 31, 2019 (GLOBE NEWSWIRE) -- Simplicity Esports and Gaming Company (OTCQB: WINR) (“Simplicity Esports”) announced today that it has closed the previously announced acquisition of PLAYlive Nation, Inc. (“PLAYlive”). PLAYlive has a network of 44 franchised Gaming Centers across 11 states, including but not limited to, California, Washington, Arizona, and Texas, serving over 150,000 unique gamers annually. PLAYlive Centers are highly complimentary to Simplicity Esports Gaming Centers, that offer gamers a specialized entertainment gaming experience within a social setting.

Jed Kaplan, CEO of Simplicity Esports, stated, “I look forward to increasing the focus of current and future PLAYlive Gaming Centers on esports, as we integrate the Simplicity Esports brand. We expect that competitive tournaments, grass roots community leagues, and special events centered around esports will attract a broadened population of gamers, from diverse backgrounds, to our Gaming Centers. Having a nationwide footprint of esports Gaming Centers gives us the opportunity to allow our fan base to meet, engage, and play against our professional players, as they tour the country and stop in for unique promotional events.”

The equity owners of PLAYlive received 750,000 shares of Simplicity Esports restricted common stock as full consideration for the acquisition, demonstrating the former PLAYlive owners’ confidence in Simplicity Esports and its management.

Members of PLAYlive’s management team, including Duncan Wood, its CEO, will remain in their current roles after the closing and have entered into three-year employment agreements with Simplicity Esports. Mr. Wood will also be nominated by Simplicity Esports for a seat on the Board of Directors at its next annual shareholder meeting.

Duncan Wood, CEO of PLAYlive stated, “We continue to discover new and attractive projects to undertake with Simplicity Esports. I am confident the merger of PLAYlive Nation and Simplicity Esports will create shareholder value, and honored the board of directors desired for me to maintain my position with PLAYlive Nation, as well as be nominated to join the board. I will strive to progress our organization in the best manner possible while honoring my belief in core leadership and continue my commitment to providing the best environment for our customers and staff.”

Interested franchisees are encouraged to contact the company at the number listed below.

About Simplicity Esports and Gaming Company:

Simplicity Esports and Gaming Company (OTCQB: WINR) is an established brand in the esports industry with an engaged fan base competing in popular games across different genres, including PUBG, Gears of War, Smite, and multiple EA Sports titles. Additionally, the Simplicity Esports stream team encompasses a unique group of casters, influencers, and personalities, all of whom connect to Simplicity Esports’ dedicated fan base. Simplicity Esports also operates Esports Gaming Centers that provide the public an opportunity to experience and enjoy gaming and esports in a social setting, regardless of skill or experience.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including statements regarding the closing of the PLAYlive acquisition and anticipated benefits of the acquisition. Forward-looking statements are subject to numerous conditions, many of which are beyond Simplicity Esports’ control, including those set forth in the Risk Factors section of Simplicity Esports’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on July 24, 2018 and in Simplicity Esports’ registration statement on Form S-1 originally filed with the SEC on December 19, 2018, as amended or updated from time to time. Copies are available on the SEC’s website at www.sec.gov. Simplicity Esports undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

CONTACT:

Simplicity Esports and Gaming Company

Roman Franklin

Roman@SimplicityEsports.com

561-819-8586